POWER OF ATTORNEY
     KNOW ALL MEN BY THESE PRESENTS, that each
director and officer whose signature appears below
constitutes and appoints Richard I. Anslow as such
person true and lawful attorney-in-fact and agent,
with full powers of substitution and re-
substitution, for such person in name, place and
stead, to sign in any and all amendments (including
post-effective amendments) to this Form 10-SB, in
any and all capacities, and to file the same, with
all exhibits thereto and all other documents in
connection therewith, with the Securities and
Exchange Commission, granting unto such attorney-
in-fact and agent, the full power and authority to
do and perform each and every act and thing
requisite and necessary to be done, as fully to all
intents and purposes as he might or could do in
person, hereby ratifying and confirming all that
such attorney-in-fact and agent, or any of them,
may lawfully do or cause to be done by virtue
hereof.
In accordance with the requirements of the
Securities Act of 1933, this Form 10-SB was sign by
the following person in the capacities and on the
date stated.
Signature                     Title                Date
------------                  ------               ------
/s/ William H. Luckman        President,           February 27, 1998
                              Secretary,
                              Treasurer and
                              Director